CREDIT SUISSE FIRST BOSTON                                  Exhibit 20   Page 1
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                    October 1, 1997 through October 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                         $110,004,479.62
(B) Class A Noteholders' Percentage                                                                            67.00%
(C) Original Class A Note Balance                                                                     $73,703,000.00
(D) Class A Note Rate                                                                                           6.20%
(E) Class B Noteholders' Percentage                                                                            17.00%
(F) Original Class B Note Balance                                                                     $18,700,000.00
(G) Class B Note Rate                                                                                           6.40%
(H) Class C Noteholders' Percentage                                                                            10.00%
(I) Original Class C Note Balance                                                                     $11,000,000.00
(J) Class C Note Rate                                                                                           7.00%
(K) Class D Certificateholders' Percentage                                                                      6.00%
(L) Original Class D Certificate Balance                                                               $6,601,479.62
(M) Class D Certificate Rate                                                                                    0.00%
(N) Servicing Fee Rate                                                                                          3.50%
(O) Original Weighted Average Coupon (WAC)                                                                     20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                             54.45 months
(Q) Number of Contracts                                                                                        9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                             5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                             2,200,089.59
    (iii) Initial Deposit                                                                               1,650,067.19

(S) Noteholders' Percentage                                                                                   100.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                         Total Trust
------------------------------------------------                                                         -----------

(A) Total Portfolio Outstanding                                                                      $108,227,338.22
(B) Total Portfolio Pool Factor                                                                            0.9838448
(C) Class A Note Balance                                                                              $72,436,299.30
(D) Class A Principal Factor                                                                               0.9828134
(E) Class A Interest Carryover Shortfall                                                                        0.00
(F) Class A Principal Carryover Shortfall                                                                       0.00
(G) Class B Note Balance                                                                              $18,378,611.41
(H) Class B Principal Factor                                                                               0.9828134
(I) Class B Interest Carryover Shortfall                                                                        0.00
(J) Class B Principal Carryover Shortfall                                                                       0.00
(K) Class C Note Balance                                                                              $10,810,947.89
(L) Class C Principal Factor                                                                               0.9828134
(M) Class C Interest Carryover Shortfall                                                                        0.00
(N) Class C Principal Carryover Shortfall                                                                       0.00
(O) Class D Certificate Balance                                                                        $6,601,479.62
(P) Reserve Account Balance                                                                             2,864,984.64
(Q) Payahead Account Balance                                                                              174,257.21
(R) Aggregate Subordinated Servicing Fees to Date                                                         320,846.40
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                         0.00
(T) Cumulative Net Losses for All Prior Periods                                                            74,127.00
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       20.03%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               53.53 months
(W) Number of Contracts                                                                                        8,958

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                  $1,903,788.08
    (ii)  Interest Payments Received                                                                    1,675,205.80
    (iii) Repurchased Loan Principal                                                                            0.00
    (iv)  Repurchased Loan Interest                                                                             0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                      0.00
(C) Amount Applied From Payahead Account                                                                    5,837.92
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       20.01%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           52.61 months
(F) Remaining Number of Contracts                                                                              8,801
(G) Delinquent Contracts
                                                                            Contracts                      Amount
                                                                            ---------                      ------

    (i)   30-59 Days Delinquent                                              176             2.00%     $2,096,918.57     1.99%
    (ii)  60-89 Days Delinquent                                                0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                           0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                           $718,668.39
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                            $1,157,780.19
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                  438,719.80
    (iii) Recoveries on Previously Liquidated Contracts                                                       392.00
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                              194


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                            Controller           11/10/97
----------------------------------------------------------          ------------
Signature                                      Title                Date

CREDIT SUISSE FIRST BOSTON                               Exhibit 20       Page 2
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                    October 1, 1997 through October 31, 1997

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,903,788.08
(B) Interest Payments Received (C(A)ii)                                                                1,675,205.80
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             439,111.80
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $4,018,105.68

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $4,018,105.68

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,903,788.08
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          1,157,780.19
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,061,568.27


(E) Current Servicing Fee (Subordinated)                                                                $315,663.07
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   315,663.07
(L) Aggregate Subordinated Servicing Fees Before (P)                                                     636,509.47

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $374,254.21
    (ii)   Class A Interest Distributable Amount                                                         374,254.21
    (iii)   Class A Monthly Principal Distributable Amount                                             2,182,207.15
    (iv)   Class A Principal Distributable Amount                                                      2,182,207.15
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $2,556,461.36
    (vi) Class A Interest Paid from Collection Account                                                   374,254.21
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,182,207.15
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $98,019.26
    (ii)   Class B Interest Distributable Amount                                                          98,019.26
    (iii)   Class B Monthly Principal Distributable Amount                                               553,671.81
    (iv)   Class B Principal Distributable Amount                                                        553,671.81
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $651,691.07
    (vi) Class B Interest Paid from Collection Account                                                    98,019.26
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  553,671.81
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $63,063.86
    (ii)   Class C Interest Distributable Amount                                                          63,063.86
    (iii)   Class C Monthly Principal Distributable Amount                                               325,689.30
    (iv)   Class C Principal Distributable Amount                                                        325,689.30
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $388,753.16
    (vi) Class C Interest Paid from Collection Account                                                    63,063.86
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  325,689.30
    (x) Reserve Account Draw for Class C Principal Payable                                                     0.00
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                  $636,509.47
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                         $636,509.47

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                             $0.00
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                               Exhibit 20       Page 3
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                    October 1, 1997 through October 31, 1997

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                         $174,257.21
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                             5,837.92
                                                                                                      -----------------
(D) Ending Period Balance                                                                                   $168,419.29

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                            Begin. of Period             End of Period
                                                                            ----------------             -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                $108,227,338.22            $105,165,769.95
    (ii)   Total Pool Factor                                                       0.9838448                  0.9560135
    (iii)  Receivables Balance                                                108,227,338.22             105,165,769.95
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $72,436,299.30             $70,254,092.15
    (vi)   Class A Principal Factor                                                0.9828134                  0.9532053
    (vii)  Class B Note Balance                                               $18,378,611.41             $17,824,939.60
    (viii) Class B Principal Factor                                                0.9828134                  0.9532053
    (ix)   Class C Note Balance                                               $10,810,947.89             $10,485,258.59
    (viii) Class C Principal Factor                                                0.9828134                  0.9532053
    (ix)   Class D Certificate Balance                                         $6,601,479.62              $6,601,479.62

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                20.03%                     20.01%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    53.53 months               52.61 months
    (iii) Remaining Number of Contracts                                                8,958                      8,801



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                           $2,864,984.64

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                     0.00

(I) Overcollateralization Amount                                                                         $34,911,677.80
(J) Maximum Specified Reserve Balance                                                                      5,500,223.98
(K) Specified Reserve Account Balance                                                                      5,500,223.98

(L) Amount Available for Deposit to the RA                                                                   421,200.08
                                                                                                      -----------------

(M) RA Balance Prior to Release                                                                           $3,286,184.72
(N) Specified Reserve Account Balance                                                                      5,500,223.98
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $3,286,184.72


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $718,668.39
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $1,157,780.19
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            438,719.80
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                392.00
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                       792,795.39

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount

    (i)   30-59 Days Delinquent (C(G)i)                                               176         2.00%   $2,096,918.57        1.99%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                0         0.00%            0.00        0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0         0.00%            0.00        0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                          194         2.20%    2,311,650.15        2.20%

CREDIT SUISSE FIRST BOSTON                                 Exhibit 20     Page 4
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                    October 1, 1997 through October 31, 1997


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------

          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                0.00%
              (ii)  Preceeding Collection Period                                                                       0.81%
              (iii) Current Collection Period                                                                          7.97%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                4.39%

          (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
              Balance of Financed Vehicles Repossessed but not Charged off to
              the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                0.00%
              (ii)  Preceeding Collection Period                                                                       1.36%
              (iii) Current Collection Period                                                                          2.20%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                1.78%

          (C) Cumulative Net Loss Ratio                                                                                0.72%

          (D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------


          (A) Collection Account Beginning Balance (I(H))                                                      4,018,105.68
          (B) Servicing Fee Paid (II(H))                                                                               0.00
          (C) Class A Interest Paid (II(M(vi)))                                                                  374,254.21
          (D) Class B Interest Paid (II(N(vi)))                                                                   98,019.26
          (E) Class C Interest Paid (II(O(vi)))                                                                   63,063.86
          (F) Class A Principal Paid (II(M(ix)))                                                               2,182,207.15
          (G) Class B Principal Paid (II(N(ix)))                                                                 553,671.81
          (H) Class C Principal Paid (II(O(ix)))                                                                 325,689.30
          (I) Reserve Account Deposit                                                                            421,200.08
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
          (L) Releases to Seller                                                                                       0.00

                          AFG Receivables Trust 1997-B      Exhibit 20    Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  October 1, 1997 through October 31, 1997
Distribution Date:  11/17/97
Month:              2

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Outstanding
Pursuant  to Section 5.6 of the Sale and Servicing                                                         Class A/Class B/Class C
Agreement                                                                                                    Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,182,207.15    30.1258785
          Class B Note  Amount                                                                     553,671.81    30.1258785
          Class C Note  Amount                                                                     325,689.30    30.1258785
          Certificates  Amount                                                                           0.00    0.0000000


(ii)  Interest Distribution
          Class A Note  Amount                                                                     374,254.21    5.1666666
          Class B Note  Amount                                                                      98,019.26    5.3333333
          Class C Note  Amount                                                                      63,063.86    5.8333331



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)               105,165,769.95


(iv)   Class A Notes Balance (end of Collection Period)                                         70,254,092.15
        Class A Pool Factor (end of Collection Period)                                              0.9532053
        Class B Notes Balance (end of Collection Period)                                        17,824,939.60
        Class B Pool Factor (end of Collection Period)                                              0.9532053
        Class C Notes Balance (end of Collection Period)                                        10,485,258.59
        Class C Pool Factor (end of Collection Period)                                              0.9532053
        Certificates Balance (end of Collection Period)                                          6,601,479.62



(v)  Basic Servicing Fee                                                                           315,663.07    2.9166667


(vi)   Aggregate Net Losses                                                                        718,668.39


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 3,286,184.72
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 5,500,223.98
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                421,200.08


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  176          2,096,918.57
           60-89 Days                                                                                    0                  0.00
           90 Days or More                                                                               0                  0.00